Exhibit 10.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Issue Date: February 13, 2025

Principal Amount: $______________

Purchase Price: $______________

SECURED CONVERTIBLE NOTE

DUE FEBRUARY 13, 2026

THIS CONVERTIBLE NOTE is one of a series of duly authorized and validly issued Notes of PLUS THERAPEUTICS, INC., a Delaware corporation, (the “Borrower”), having its principal place of business at 4200 Marathon Blvd., Suite 200, Austin, Texas 78756 Attn: Andrew Sims, Chief Financial Officer, email: asims@plustherapeutics.com, due FEBRUARY 13, 2026 (this note, the “Note” and, collectively with the other notes of such series, the “Notes”).

FOR VALUE RECEIVED, Borrower promises to pay to __________, or its registered assigns (the “Holder”), with an address at: _________, or shall have paid pursuant to the terms hereunder, the principal sum of _____________ Dollars ($______________) on FEBRUARY 13, 2026 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest, if any, to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.

The Holder of this Note has been granted a security interest in assets of Borrower.

This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Bankruptcy Event” means any of the following events: (a) Borrower or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to Borrower or any Subsidiary thereof, (b) there is commenced against Borrower or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) Borrower or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) Borrower or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) Borrower or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) Borrower or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) Borrower or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means, other than by means of conversion or exercise of the Notes and the Securities issued together with the Notes, the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of Borrower, by contract or otherwise) of in excess of 50% of the voting securities of Borrower, (b) Borrower merges into or consolidates with any other Person, or any Person merges into or consolidates with Borrower and, after giving effect to such transaction, the stockholders of Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of Borrower or the successor entity of such transaction, (c) Borrower sells or transfers all or substantially all of its assets to another Person and the stockholders of Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three-year period of more than one-half of the members of the Board of Directors which is not approved, by a majority of any of the following (i) those individuals who are members of the Board of Directors on the Issue Date, or (ii) by those individuals who are serving as members of the Board of Directors on any date who were nominated or elected to the Board of Directors, or whose nomination to the Board of Directors was approved, by a majority of the members of the Board of Directors who are members on the date hereof. or (iii) by those individuals who are serving as members of the Board of Directors on any date who were nominated or elected to the Board of Directors, or whose nomination to the Board of Directors was approved, by individuals referred to in clauses (i) and (ii) above.

“Closing Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (c) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported on the OTC Bulletin Board, OTCQX, OTCQB or in the “pink sheets” published by OTC Pink Open Market maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to Borrower, the fees and expenses of which shall be paid by Borrower.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Equity Conditions” shall mean that: (i) for each of the 15 Trading Days prior to delivery of the Redemption Notice (a) the value of the Borrower’s Common Stock traded of the Trading Market shall exceed $1,000,000, and (b) the average daily price of the Borrower’s Common Stock traded of the Trading Market shall be at least 300% of the Conversion Price; and (ii) no Event of Default shall have occurred.

“Floor Price” means $0.224 (which price shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Note divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 125% of the outstanding principal amount of this Note and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 10(d).

“Note Register” shall mean the register of holders of the Note and Other Notes maintained by the Borrower in its records.

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Notice of Redemption” shall have the meaning set forth in Section 6(d).

“Optional Prepayment” shall have the meaning set forth in Section 6(d).

“Other Holders” means holders of Other Notes.

“Other Notes” means Notes nearly identical to this Note issued to other Holders pursuant to the Purchase Agreement.

“Permitted Indebtedness” means (a) any liabilities for borrowed money or amounts owed not in excess of $100,000 in the aggregate at any time outstanding (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Borrower’s consolidated balance sheet (or the notes thereto) not affecting more than $100,000 in the aggregate, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (c) the present value of any lease payments not in excess of $100,000 due under leases required to be capitalized in accordance with GAAP, (d) equipment financing and purchase money indebtedness not in excess of $100,000 in the aggregate at any time outstanding, (e) trade accounts payable incurred in the ordinary course of business, (f) any Revenue Interest Financing and (g) the loans identified on Schedule 4.19 of the Purchase Agreement.

“Permitted License” means (i) any non-exclusive license or grant of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution in the ordinary course of business, (ii) intercompany licenses or grants of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution among Borrower and its Subsidiaries who are subject to the same restrictions with respect to licenses as defined in this Agreement, (iii) upon consent from a Holder Majority, any license in connection with a permitted Revenue Interest Financing and (iv) upon consent from a Holder Majority or in connection with a transaction with a Strategic Party, any non-exclusive or exclusive license for the use of (or covenant not to sue with respect to) any Intellectual Property (as defined in the Security Agreement) of Borrower or any of its Subsidiaries or a grant of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution which, if related to the Specified Product, (x) is solely between the Borrower and its Subsidiaries who are subject to the same restrictions with respect to licenses as defined in this Agreement, or (y) relates solely to the development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution of the Specified Product outside of the United States.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Borrower’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Borrower’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower and its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for so long as any amount in excess of $100,000 remains on the Note the forfeiture or sale of the property or asset subject to such Liens, (c) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Borrower or its Subsidiaries other than the assets so acquired or leased and not in excess of the value of such assets, (d) Liens incurred in connection with Permitted Indebtedness under clause (d) thereunder, provided that such Liens are not secured by assets of the Borrower or its Subsidiaries other than the assets so acquired and not in excess of the reasonable resale value of such assets, (e) Permitted Licences, (f) subject to a Permitted Intercreditor Agreement, Liens securing any Revenue Interest Financing, including collateral accounts in respect of such Revenue Interest Financing, and (f) other Liens securing obligations not exceeding $100,000 in the aggregate at any time outstanding. Upon the expiration of the Liens of such other lenders or the termination of their prohibition of Liens in favor of other Lenders, such assets shall automatically be subject to a senior security interest in favor of Lender and Other Lenders, and Lender is authorized at that time to amend any filed financing statement(s) to reflect that change.

“Purchase Agreement” means that certain Securities Purchase and Exchange Agreement, dated as of February 13, 2025, by and among Borrower and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Redemption Amount” shall have the meaning set forth in Section 6(d).

“Redemption Payment Date” shall have the meaning set forth in Section 6(d).

“Redemption Period” shall have the meaning set forth in Section 6(d).

“Revenue Interest Financing” shall have the meaning set forth in the Security Agreement.

“Revenue Strip Proceeds” shall have the meaning set forth in the definition of Revenue Interest Financing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of February 13, 2025, by and among Borrower, CNSide Diagnostics LLC, a Delaware limited liability company, each other Subsidiary of party thereto from time to time, and Iroquois Master Fund Ltd., as collateral agent, as amended, modified or supplemented from time to time in accordance with its terms.

“Specified Product” means the Borrower’s cerebrospinal fluid cancer diagnostic portfolio known as CNSide®.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Borrower’s principal Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Conversion Shares issued with a restrictive legend.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, and the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if any of the Nasdaq markets or exchanges is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB, OTC Bulletin Board or OTC Pink Open Market maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to Borrower, the fees and expenses of which shall be paid by Borrower.

Section 2. Interest and General Provisions.

a) Interest. Interest at the rate of ten percent (10%) per annum shall accrue on this Note. Interest shall be payable in arrears on the last business day of each calendar quarter after the Issue Date.

b) Payment Grace Period. The Borrower shall have no grace period to pay any monetary amounts due under this Note.

c) Conversion Privileges. The rights of conversion set forth in Section 4 shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Section 4 hereof.

d) Application of Payments. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Payments made in connection with this Note shall be applied first to amounts due hereunder other than principal and interest, thereafter to interest and finally to principal.

e) Pari Passu. Except as otherwise set forth herein, all payments made on this Note and the Other Notes and all actions taken by the Borrower with respect to this Note and the Other Notes, shall be made and taken pari passu with respect to this Note and the Other Notes. Notwithstanding anything to the contrary contained herein or in the Loan Documents, it shall not be considered non-pari passu for a Holder or Other Holder to elect to receive interest paid in Common Stock or for the Borrower to actually pay interest in Common Stock to such electing Holder or Other Holder.

f) Manner and Place of Payment. Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder’s offices as designated above in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim. Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof. Except as set forth herein, this Note may not be prepaid or mandatorily converted without the consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to Borrower of this Note, Borrower and any agent of Borrower may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither Borrower nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Issue Date, until this Note is no longer outstanding, this Note including interest accrued hereon shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof), provided, however, that after a Notice of a Qualified Financing is delivered until the earlier of the closing of the Qualified Financing and the fifth (5th) business day after delivery of the Notice of a Qualified Financing, the only portion of this Note that is convertible is the portion that would not be mandatorily convertible pursuant to Section 6(a). The Holder shall effect conversions by delivering to Borrower a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note and accrued interest, if any, to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to Borrower unless the entire principal amount of this Note has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). Borrower may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price (the “Conversion Price”) for the principal and interest, if any, in connection with voluntary conversions as set forth in Section 4(a) above by the Holder shall be $1.12, for each share of Common Stock, subject to adjustment herein.

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus one year’s interest on such principal amount, less any interest previously paid on such principal amount, elected by the Holder to be converted by (y) the Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period after each Conversion Date (the “Share Delivery Date”), Borrower shall deliver, or cause to be delivered, to the Holder a certificate or certificates, which will contain appropriate restrictive legends and trading restrictions, representing the Conversion Shares acquired upon the conversion of this Note. The Borrower shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly if required by the Transfer Agent to effect the removal of the restrictive legend and trading restrictions thereunder if (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement, or (ii) following any sale of such Conversion Shares pursuant to Rule 144, or (iii) if such Conversion Shares are eligible for sale under Rule 144 without the requirement for the Borrower to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). Borrower shall use its best efforts to deliver any certificate or certificates required to be delivered by Borrower under this Section 4(c) electronically through the Depository Trust Borrower or another established clearing corporation performing similar functions.

iii. Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to Borrower at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event Borrower shall promptly return to the Holder any original Note delivered to Borrower and the Holder shall promptly return to Borrower the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv. Obligation Absolute; Partial Liquidated Damages. Borrower’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to Borrower or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of Borrower to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by Borrower of any such action Borrower may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, Borrower may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and Borrower posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, Borrower shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If Borrower fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date, Borrower shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted or value of Conversion Shares based on the VWAP of the Common Stock on the Delivery Date, whichever is higher, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages being to accrue) for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for Borrower’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if Borrower fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder or Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then Borrower shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if Borrower had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, Borrower shall be required to pay the Holder $1,000. The Holder shall provide Borrower written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of Borrower, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than 150% of the aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Note and interest which has accrued and would accrue on such principal amount assuming such principal amount was not converted through the Maturity Date. Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, Borrower shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and Borrower shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to Borrower the amount of such tax or shall have established to the satisfaction of Borrower that such tax has been paid. Borrower shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

d) Holder’s Conversion Limitations. Borrower shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Borrower subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to Borrower each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and Borrower shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) Borrower’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by Borrower, or (iii) a more recent written notice by Borrower or Borrower’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, Borrower shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of Borrower, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be

[4.99%]/[9.99%] of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder may decrease the Beneficial Ownership Limitation at any time and the Holder, upon not less than 61 days’ prior notice to Borrower, and may increase the Beneficial Ownership Limitation provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to Borrower. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by Borrower upon conversion of the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of Borrower, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of Borrower) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. Subject to obtaining Stockholder Approval, until the closing of the Qualified Financing and 30 days after the Effectiveness Date of the Initial Registration Statement (as defined in the Registration Rights Agreement), if, at any time while this Note is outstanding and the Borrower or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price, subject to adjustment for reverse and forward stock splits and the like. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance and the Conversion Price shall not be reduced below the Floor Price. If the Borrower enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Borrower shall be deemed to have issued at the lowest possible conversion price at which such securities may be converted or exercised. The Borrower shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Borrower provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion. Notwithstanding the foregoing, if one or more Dilutive Issuances occurred prior to the Stockholder Approval being obtained, once the Stockholder Approval is obtained, the Conversion Price will automatically be reduced to equal the greater of (x) the lowest Base Conversion Price with respect to any Dilutive Issuance that occurred prior to the Stockholder Approval being obtained, and (y) the Floor Price.

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Sections 5(a) and (b) above, if at any time Borrower grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as this Note is outstanding, if Borrower shall declare or make any dividend whether or not permitted, or makes any other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. If, at any time while this Note is outstanding, (i) Borrower, directly or indirectly, in one or more related transactions effects any merger or consolidation of Borrower with or into another Person, (ii) Borrower, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by Borrower or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) Borrower, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) Borrower, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock, or (vi) or greater than 50% of the voting power of the common equity of the Borrower (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of Borrower, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and Borrower shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. Borrower shall cause any successor entity in a Fundamental Transaction in which Borrower is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of Borrower under this Note and the other Loan Documents in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Loan Documents referring to the “Company” or “Borrower” shall refer instead to the Successor Entity), and may exercise every right and power of Borrower and shall assume all of the obligations of Borrower under this Note and the other Loan Documents with the same effect as if such Successor Entity had been named as Borrower herein.

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of Borrower) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, Borrower shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) Borrower shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) Borrower shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) Borrower shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of Borrower shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which Borrower is a party, any sale or transfer of all or substantially all of the assets of Borrower, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of Borrower, then, in each case, Borrower shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding Borrower or any of the Subsidiaries, Borrower shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6. Prepayment. This Note may not be prepaid, redeemed or mandatorily converted without the consent of the Holder except as follows:

a) Mandatory Conversion. Upon a consummation of a Qualified Financing and provided such financing is priced below $2.00 per share of Common Stock or Common Stock Equivalent, the Borrower may elect to convert up to 75% of the then outstanding principal amount of the Notes, on a pro-rata basis (and rounded to the nearest whole share), into such securities issued in the Qualified Financing, as is determined by dividing (y) (A) 75% of the then outstanding principal amount of the Notes, plus (B) one year’s interest on such principal amount whether or not accrued, less (C) any interest previously paid on such principal amount, by (z) the lowest per share or unit price used in the Qualified Financing at which shares of Common Stock or Common Stock Equivalents (provided that if such conversion would result in a holder’s Affiliates exceeding the Beneficial Ownership Limitation, the Corporation shall instead issue Pre-Funded Warrants to facilitate purchase of the number of shares of Common Stock that would exceed the Beneficial Ownership Limitation, in the form used in the Qualified Financing for other investors in such financing and if there is no such form or such form is not reasonably acceptable to the Holder, in the form attached as Exhibit D to the Purchase Agreement). The Borrower shall provide written notice to the holders of Notes at least two (2) business days prior to signing definitive documentation for a Qualified Financing with the Borrower’s good faith understanding of the expected terms of the Qualified Financing (“Notice of Qualified Financing”).

b) Upon a consummation of a Qualified Financing at any price, any portion of this Note not mandatorily converted in the Qualified Financing by the Borrower pursuant to Section 6(a)(i) above shall, at the Holder’s option, either (i) be voluntarily converted by the Holder, into such securities issued in the Qualified Financing, as is determined by dividing (y) (A) the then outstanding principal amount of the Notes tendered by the Holder, plus (B) one year’s interest on such principal amounts, less (C) any interest previously paid on such principal amount, by (z) the per share or unit price used in the Qualified Financing, provided that if such conversion would result in a holder’s Affiliates exceeding the Beneficial Ownership Limitation, the Corporation shall instead issue Pre-Funded Warrants to facilitate purchase of the number of shares of Common Stock that would exceed the Beneficial Ownership Limitation, in the form used in the Qualified Financing for other investors in such financing and if there is no such form or such form is not reasonably acceptable to the Holder, in the form attached as Exhibit D to the Purchase Agreement; or (ii) be contemporaneously with the Qualified Financing, paid off, in cash together with one year’s interest on such principal amounts, less any interest previously paid on such principal amount.

c) Upon the occurrence of any Fundamental Transaction or a Change of Control Transaction and provided all Conversion Shares then issuable hereunder (without regard to any limitations on the conversion of this Note) are registered in an effective registration statement, Borrower may prepay this Note at any time prior to the Maturity Date, subject to a payment in full of the Mandatory Default Amount. Borrower shall give twenty (20) Business Days’ notice to the Holder in the case of such a prepayment so that the Holder may elect any applicable conversion rights.

d) Subject to the Equity Conditions and the conditions described below, Borrower will have the option of prepaying the outstanding Principal Amount of this Note (“Optional Redemption”), in whole or in part, by paying to the Holder a sum of money in cash equal to the greater of (x) the Mandatory Default Amount and (y) one hundred and twenty percent (120%) of the Principal Amount to be redeemed, together with accrued but unpaid interest thereon, if any, and any and all other sums due, accrued or payable to the Holder arising under this Note through the Redemption Payment Date, as defined below (the “Redemption Amount”). The Borrower’s election to exercise its right to prepay this Note must be by notice in writing (“Notice of Redemption”). The Notice of Redemption shall specify the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be a date certain not later than five (5) Trading Days after

Holder receives the Notice of Redemption (the “Redemption Period”). A Notice of Redemption shall not be effective with respect to any portion of the Principal Amount for which the Holder has previously delivered an election to convert, nor for conversions initiated or made by the Holder during the Redemption Period. On the Redemption Payment Date, the Redemption Amount, less any portion of the Redemption Amount against which the Holder has permissibly exercised its conversion rights, shall be paid to the Holder in immediately available funds. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then (i) such Notice of Redemption will remain in effect and enforceable by Borrower or at the election of the Holder, be null and void, (ii) Borrower’s failure may be deemed by Holder to be an non-curable Event of Default, and (iii) the Borrower will no longer be permitted to exercise any rights under this section.

Section 7. Negative Covenants. As long as any portion of this Note remains outstanding, unless the holders constituting a Holder Majority shall have otherwise given prior written consent, Borrower shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder under the Transaction Documents;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than (i) as to the Conversion Shares as permitted or required under the Transaction Documents, (ii) repurchases pursuant to and in accordance with restricted stock agreements, stock option plans or other benefit plans for management, directors or employees of Borrower and its Subsidiaries disclosed in the SEC Reports prior to the Issue Date, (iii) repurchases of shares deemed to occur upon the cashless or net exercise of stock options, warrants or other convertible or exchangeable securities, (iv) repurchases deemed to occur upon the withholding of a portion of Common Stock or Common Stock Equivalents granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such Person upon such grant or award (or upon vesting or exercise thereof) pursuant to any restricted stock agreements, stock option plans or other benefit plans for management, directors or employees of Borrower and its Subsidiaries disclosed in the SEC Reports prior to the Issue Date, and (v) payments of cash in lieu of the issuance of fractional shares of Common Stock or Common Stock Equivalents in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Common Stock, Common Stock Equivalents, warrants, options or other securities exercisable or convertible into, Common Stock or Common Stock Equivalents;

e) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than (i) the Notes, if on a pro-rata basis and as permitted by the Notes, and (ii) so long as no Event of Default exists, Permitted Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, the foregoing restriction shall also apply to Permitted Indebtedness (other than (x) any Revenue Interest Financing and (y) any regularly scheduled or other required payments under any other Permitted Indebtedness) from and after the occurrence of an Event of Default;

f) declare or make any dividend or other distribution of its assets or rights to acquire its assets to holders of shares of Common Stock, by way of return of capital or otherwise including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, merger, reclassification, liquidation, distribution, preferential payments in connection with any securities or debt issuances, corporate rearrangement, scheme of arrangement or other similar transaction other than (i) payment of cash in lieu of the issuance of fractional shares or other equity interests and (ii) dividends or distributions by any Subsidiary to the Borrower or any other holder of such Subsidiary’s equity interests;

g) enter into any transaction with any Affiliate of Borrower which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of Borrower (even if less than a quorum otherwise required for board approval); or

h) enter into any agreement with respect to any of the foregoing.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal or interest amount of this Note or (B) liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of a default under clause (B) above, is not cured within three (3) Trading Days after Borrower has become or should have become aware of such default;

ii. Borrower shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by Borrower of its obligations to deliver shares of Common Stock to the Holder upon conversion) which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any Other Holder to Borrower and (B) ten (10) Trading Days after Borrower has become or should have become aware of such failure;

iii. any material representation or warranty made in the Loan Documents t shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv. Borrower or any Subsidiary shall be subject to a Bankruptcy Event;

v. Borrower or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involve obligations greater than $100,000 in the aggregate, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vi. Borrower shall be a party to any Change of Control Transaction or Fundamental Transaction or shall consummate the sale or disposition of all or substantially all of the assets of Borrower and its Subsidiaries (taken as a whole) in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

vii. any material provision of this Note or the Security Agreement shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Borrower, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower or any governmental authority having jurisdiction over Borrower or Holder, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny in writing that it has any liability or obligation purported to be created under this Note or the Security Agreement;

viii. any monetary judgment, writ or similar final process shall be entered or filed against Borrower, any subsidiary or any of their respective property or other assets for more than $100,000 (to the extent not paid, fully bonded or covered (other than customary deductibles) by a solvent and unaffiliated insurer that has not denied coverage), and such judgment, writ or similar final process shall remain unpaid, unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

ix. any dissolution, liquidation or winding up by Borrower or a material Subsidiary of a substantial portion of their business;

x. cessation of operations by Borrower or a material Subsidiary;

xi. the failure by Borrower or any material Subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured within twenty (20) days after written notice to the Borrower from the Holder;

xii. the Borrower effectuates a reverse split of its Common Stock without five (5) days prior written notice to the Holder;

xiii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, including but not limited to failure to strictly comply with the provisions of the Transaction Documents, or (B) any other material agreement, lease, document or instrument to which Borrower or any Subsidiary is obligated (and not covered by clause (v) above), which in the case of subsection (B) would reasonably be expected to have a Material Adverse Effect;

xiv. Reserved;

xv. a Commission or judicial stop trade order or suspension from any Trading Market;

xvi. the restatement after the date hereof of any financial statements filed by the Borrower with the Commission for any date or period from two years prior to the Issue Date and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect. For the avoidance of doubt, any restatement related to new accounting pronouncements shall not constitute a default under this Section;

xvii. Reserved;

xviii. Reserved; or

xix. the occurrence of an Event of Default under any Other Note.

In the event more than one grace, cure or notice period is applicable to an Event of Default, then the shortest grace, cure or notice period shall be applicable thereto.

b) Remedies Upon Event of Default, Fundamental Transaction and Change of Control Transaction. If any Event of Default or a Fundamental Transaction or a Change of Control Transaction occurs, the outstanding principal amount of this Note, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing on the Maturity Date and also five (5) days after the occurrence of any Event of Default, interest on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by Borrower. In connection with such acceleration described herein, the Holder need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Additionally, commencing on the tenth (10th) day after the Maturity Date accelerated or otherwise, the Conversion Price shall be the lower of (i) a 20% discount to the then in effect Conversion Price as set forth in Sections 4 and 5 above, (ii) 20% discount to the closing price of the Common Stock on the Trading Market on the Trading Day before the Conversion Notice is submitted, or (iii) the average of the five (5) lowest closing bid prices for the thirty (30) Trading Days before the Conversion Notice is submitted.

Section 9. Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Collateral Agent (as defined in the Security Agreement), for the benefit of the Holder, pursuant to the Security Agreement. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower or a Subsidiary, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under this Note or the Security Agreement (collectively, “Loan Documents”) and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the loan Documents if this waiver were not a part of this Note. The Borrower further represents, acknowledges and agrees that is waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to by represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

Section 10. Miscellaneous.

a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) upon receipt, when sent by electronic mail (provided confirmation of transmission is electronically generated and keep on file by the sending party), or (c) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to Borrower, to: Plus Therapeutics, Inc., 4200 Marathon Blvd., Suite 200, Austin, Texas 78756, Attn: Andrew Sims, Chief Financial Officer, email: , with a copy by email only to (which shall not constitute notice): Hogan Lovells US LLP, 609 Main Street, suite 4200, Houston, TX 77002, Attn: William Intner, Esq., email: william.intner@hoganlovells.com, and Andrew Strong, Esq., email: andrew.strong@hoganlovells.com, and (ii) if to the Holder, to: the address indicated on the front page of this Note, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 1800 Rockaway Avenue, Suite 206, Hewlett, NY 11557, Attn: Edward M. Grushko, Esq., email: ed@grushkomittman.com.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of Borrower. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to Borrower.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by the Loan Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in New York County, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Loan Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceedings in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

e) Waiver. Any waiver by Borrower or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of Borrower or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by Borrower or the Holder must be in writing.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

g) Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive Borrower from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h) Equitable Adjustment. Trading volume amounts, price/volume amounts, the amount of Warrants, the amount of shares of Common Stock identified in this Agreement, Conversion Price, Exercise Price, Underlying Shares and similar figures in the Loan Documents shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in the Purchase Agreement, Note and Warrants.

i) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

j) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

k) Amendments; Waivers. This Note may be waived, modified, supplemented or amended (x) subject to 4.9 of the Purchase Agreement in a written instrument signed by the Borrower and the Holder or (y) or by the consent of a Holder Majority pursuant to Section 5.5 of the Purchase Agreement.

l) Electronic Signature. In the event that the Borrower’s signature is delivered by PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.

*********************

(Signature Pages Follow)

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 13th day of February, 2025.

Plus Therapeutics, Inc., a Delaware corporation

By:	/s/ Andrew Sims
Name: Andrew Sims
Title: Chief Financial Officer

WITNESS:

/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D.

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Note due February 12, 2026, of Plus Therapeutics, Inc., a Delaware corporation (the “Borrower”), into shares of common stock (the “Common Stock”), of Borrower according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by Borrower in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to Borrower that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
Date to Effect Conversion: ____________________________

Principal Amount of Note to be Converted: $__________________

Accrued Interest to be Converted, if any: $______________

Conversion Price: $_________________

Number of shares of Common Stock to be issued: ______________

Signature: _________________________________________

Name: ____________________________________________

Address for Delivery of Common Stock Certificates: __________

_____________________________________________________

_____________________________________________________

Or

DWAC Instructions: _________________________________

Broker No:_____________
Account No: _______________

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